SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2002

ACCRUE SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	000-26437 (Commission File Number)	94-3238684 (I.R.S. Employer Identification No.)

48634 Milmont Drive
FREMONT, CALIFORNIA 94538-7353
(Address of principal executive offices) (Zip code)

(510) 580-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events

         On September 26, 2002, Accrue Software, Inc., a Delaware corporation (“Accrue”), announced that it had received notice from The NASDAQ Stock Market, Inc. that the company’s common stock will be delisted from trading on the Nasdaq SmallCap Market effective with the opening of trading on September 27, 2002, as a result of its common stock not meeting certain minimum listing requirements. Accrue also announced that it expected its common stock to become eligible at such time for trading on the NASD-operated Over-the-Counter Bulletin Board (OTCBB) under the symbol ACRU.

         A copy of Accrue’s press release announcing such events is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 7.   Financial Statements and Exhibits

(c)	Exhibits.

99.	1 Press release dated September 26, 2002.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCRUE SOFTWARE, INC

Date: September 27, 2002	By:	/s/ Gregory S. Carson

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press release dated September 26, 2002.